Exhibit 5.2
October 14, 2009
CBS Corporation
51 West 52nd Street
New York, NY 10019
Post-Effective Amendment No. 1 to Form S-3 Registration Statement of CBS Corporation
Ladies and Gentlemen:
     I am Executive Vice President and General Counsel of CBS Corporation (the “Company”). This opinion is being furnished in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-154962) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”), for potential sale by the selling stockholder identified in the prospectus supplement filed by the Company with the Commission on the date hereof (the “Selling Stockholder”).
     I, or members of my legal department, have examined the originals, or copies certified to my satisfaction, of such corporate records of the Company, certificates of public officials and officers of the Company, and such other agreements, instruments and documents as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to the opinions rendered herein, I have, when relevant facts were not independently established by me or members of my legal department, relied upon certificates or other evidence satisfactory to me of the Company or their respective officers or public officials. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents, the conformity to original or certified documents of all documents submitted to me as copies and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
     I am a member of the bar of the Commonwealth of Pennsylvania, and the opinions expressed below are limited to matters controlled by the federal laws of the United States, the General Corporation Law of the State of Delaware, and to the extent that the laws of the State of New York are consistent with the laws of the Commonwealth of Pennsylvania, the laws of New York as they are in force as of the date hereof. For purposes of the opinions expressed below, I have assumed that the laws of the State of New York do not differ from the laws of the Commonwealth of Pennsylvania in any manner that would render such opinions incorrect.

     Based on the foregoing, and having regard for such legal considerations as I deem relevant, subject to the assumptions, qualifications and limitations set forth in this opinion, I am of the opinion that the Class B Common Stock, which may be sold by the Selling Stockholder, has been duly and validly issued and, when delivered by the Selling Stockholder in accordance with the Registration Statement, will be fully paid and non-assessable.
     The foregoing opinion is predicated upon and is limited by the matters set forth herein and is further subject to the qualifications, exceptions, assumptions and limitations set forth below:
A.	The opinion is limited to that expressly stated and no other opinions should be implied.

B.	Unless otherwise specifically indicated, the opinion is as of the date of this opinion letter and I assume no obligation to update or supplement the opinion to reflect any facts or circumstances that may later come to our attention or any change in the law that may occur after the date of this opinion letter.
     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to my name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Louis J. Briskman

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